EXHIBIT 99.1

For Immediate Release: February 10, 2016
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT II Acquires
Toshiba Global Commerce Solutions Corporate Headquarters in Durham, North Carolina

El Segundo, Calif. (February 10, 2016) - Griffin Capital Corporation ("Griffin Capital") announced today, on behalf of Griffin Capital Essential Asset REIT II, Inc. (the "REIT"), the acquisition of the 200,846-square-foot Toshiba Global Commerce Solutions Corporate Headquarters (the "Property") located in Durham, North Carolina. The four-story, Class A office building is leased in its entirety to Toshiba TEC Corporation (the "Tenant" or "Toshiba TEC") through April 2028, and is subleased to Toshiba Global Commerce Solutions, Inc., a subsidiary of the Tenant. The Property serves as the corporate headquarters for Toshiba Global Commerce Solutions, which was created when Toshiba TEC acquired IBM’s Retail Store Solutions business for $850 million in 2012. Toshiba Global Commerce Solutions is a leading supplier of retail point-of-sale systems and integrated in-store solutions for retailers globally.
Commenting on the acquisition, Robert Corry, Griffin Capital’s Managing Director of Acquisitions, said, "We are excited to add another business-essential, high-quality, corporate headquarters to the REIT. Given the Tenant’s recent capital investment to transform the building into a world-class headquarters, coupled with the building’s raised-floor lab space which is critical for research, development, and testing functions, we believe the Tenant will continue to find the Property attractive as a headquarters and critical operating facility for many years to come."

Michael Escalante, President of the REIT, added, "This acquisition pushes the total capitalization in the REIT over $500 million, and marks the REIT’s first acquisition in the Research Triangle. Given the strong market fundamentals in the Research Triangle, the investment-grade credit quality of the Tenant, and the long-term lease with annual rental rate increases, this acquisition is an excellent addition to the REIT’s portfolio."
The seller, International Business Machines Corporation, was represented by Brian Scott and Ben Kilgore of CBRE.
About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 16 office and industrial buildings totaling approximately 3.45 million rentable square feet and total acquisition value of $515 million. The REIT’s sponsor is Griffin Capital Corporation ("Griffin Capital"), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 53.5 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 36.6* million square feet of space, located in 29 states, and 0.1 million square feet in the United Kingdom, representing approximately $6.3* billion in asset value, based on purchase price. Additional information about Griffin Capital is available at www.griffincapital.com.

*Includes the property information related to a joint venture with affiliates of Digital Realty Trust, L.P. and a joint venture in which Griffin-American Healthcare REIT III holds a majority interest.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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